UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2024

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2024, European Wax Center, Inc. (the “Company”) announced the appointment of Chris Morris as Chief Executive Officer of the Company, effective January 8, 2025 (the “Effective Date”). Also on the Effective Date, Mr. Morris will join the Company’s Board of Directors (the “Board”) as a Class III director and Chairman of the Board, to serve until the Company’s 2027 annual meeting of stockholders. Mr. Morris will succeed David Berg, the Company’s current Chief Executive Officer and Executive Chair of the Board. Mr. Berg will depart from his position as Chief Executive Officer and Executive Chair of the Board as of the Effective Date but will continue to serve as a member of the Board.

Mr. Morris, age 54, most recently served as Chief Executive Officer and board member of Dave and Buster’s, and owner and operator of entertainment and dining venues, since June 2022, where he led the opening of 30 new locations and established an international expansion pipeline during his tenure. Previously, he served as President and Chief Executive Officer of Main Event Entertainment, a leading provider of family-focused location-based entertainment and dining, from March 2018 to June 2022 and oversaw a period of significant revenue growth, in addition to its merger with Dave & Buster’s. Before that, Mr. Morris served as President of California Pizza Kitchen from 2014 to 2018, where he played a key role in revitalizing the brand and returning the business to positive comparable store sales, and as Chief Financial Officer of On the Border Mexican Grill & Cantina from 2010 to 2014. Mr. Morris also served as Chief Financial Officer of CEC Entertainment, Inc., the owner and operator of the Chuck E. Cheese family entertainment and dining brand, from 2004 to 2010. Mr. Morris received a B.S. in Accounting from Missouri State University and an M.B.A. from the University of Kansas.

In connection with the appointment of Mr. Morris as Chief Executive Officer, Mr. Morris and the Company entered into an offer letter dated December 8, 2024, which sets forth the terms of his employment with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Morris will be entitled to receive an annual base salary of $800,000 and he will be eligible to participate in the Company’s bonus program with a target bonus of 100% of base salary, which bonus for fiscal year 2025 will be at least $250,000. In connection with Mr. Morris’ appointment as Chief Executive Officer, Mr. Morris will receive (i) a grant of 600,000 restricted stock units, (ii) a grant of options to purchase 800,000 shares of the Company’s Class A common stock (“Common Stock”) with an exercise price equal to the closing price of a share of Common Stock on the date of grant, (iii) a grant of options to purchase 425,000 shares of Common Stock with an exercise price of $9.00 and (iv) a grant of options to purchase 425,000 shares of Common Stock with an exercise price of $12.00. The restricted stock units will vest in equal installments on each of the first four anniversaries of the date of grant, and the options will be exercisable on the fourth anniversary of the date of grant, generally subject to continued employment through the applicable vesting date, subject to accelerated vesting in certain circumstances. Mr. Morris will be eligible to participate in the Company’s Change in Control and Severance Plan.

There is no arrangement or understanding between Mr. Morris and any other person pursuant to which he was appointed Chief Executive Officer of the Company. There are no transactions involving Mr. Morris requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company issued a press release in connection with the announcement of Mr. Morris’ appointment as Chief Executive Officer, a copy of which is furnished herewith as Exhibit 99.1.

All of the information included in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated December 8, 2024 by and between Chris Morris and EWC Corporate, LLC.

99.1	Press release announcing the appointment of Chris Morris as Chief Executive Officer, issued by European Wax Center, Inc. on December 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: December 11, 2024	By:	/s/ GAVIN M. O’CONNOR
	Name:	Gavin M. O’Connor
	Title:	Chief Administrative Officer, General Counsel and Corporate Secretary

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